Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 2005 in the Registration Statement (Form S-1) and related Prospectus of Greenhill & Co., Inc. dated April 14, 2005.




New York
April 14, 2005